INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2023
New License Agreements Drive 22% Increase In YoY Revenue; 116% Increase In YoY Net Income
WILMINGTON, DE. - November 2, 2023 - InterDigital, Inc. (Nasdaq: IDCC), a mobile and video technology research and development company, today announced results for the quarter ended September 30, 2023.
"We delivered robust revenue growth in both the smartphone and CE and IoT markets, and upside to our financial targets in the third quarter driven by strong licensing activity, including an agreement with Lenovo for our HEVC video patents," commented Liren Chen, President and CEO, InterDigital. "This agreement highlights our progress in realizing value from our video compression IP, demonstrating that we have multiple avenues for driving growth across the business. With momentum across licensing, innovation and industry leadership, we believe the company has never been in a stronger position."
Third Quarter 2023 Financial Highlights, as compared to Third Quarter 2022:
GAAP
•Total revenue was $140.1 million and increased 22% primarily due to catch-up revenues from two new patent license agreements signed in third quarter 2023.
•Smartphone revenue was $104.3 million and increased 19%, and CE, IoT/Auto revenue was $35.4 million and increased 30%.
•Recurring revenue was $104.5 million and increased 3%.
•Operating expenses were $86.5 million and increased 4%, primarily driven by intellectual property enforcement.
•Net income1 was $47.9 million and increased 116%; net income margin2 was 34%.
•Diluted earnings per share1 was $1.72 and increased 132%.
Non-GAAP
•Adjusted EBITDA2 was $83.5 million and increased 48%, primarily due to higher catch-up revenues; Adjusted EBITDA margin2 was 60%.
•Non-GAAP net income3 was $57.7 million and increased 63%.
•Non-GAAP diluted earnings per share3 was $2.13 and increased 81%.
Return of Capital to Shareholders
~~•~~During the third quarter 2023, the Company returned $66.1 million to shareholders, including $9.3 million, or $0.35 per share, of cash dividends paid and $56.9 million through the repurchase of 0.7 million shares of common stock.
•We announced an increase to the quarterly cash dividend from $0.35 to $0.40 per share, beginning with the dividend paid in the fourth quarter 2023.
Recent Business Highlights
•Licensing: We signed new license agreements covering our HEVC video compression technology with Lenovo for smartphones and consumer devices such as PCs, and Humax for set top boxes.
We joined the Avanci 5G automotive pool as a founding member.
Convida Wireless, our joint venture with Sony focused on IoT and cloud services innovation, appointed a President and Chief Licensing Officer.

•Research & Development: In Q3 we filed the highest number of new invention filings ever in a quarter and we are on track for a record year.
Our industry leadership in cellular standards was highlighted by the election of one of our senior wireless standards engineers to chair the RAN2 working group within 3GPP, the standards body that leads the development of 5G and future 6G standards.
•Patent Portfolio: As a result of our innovation momentum our patent portfolio passed 30,000 granted patents and pending applications.
LexisNexis recently recognized InterDigital's 5G patent portfolio as one of the top five 5G portfolios in the world.
Near Term Outlook
The table below presents guidance of the Company's expectations for fourth quarter 2023. The revenue range covers existing licenses and does not include any new agreements we may sign over the balance of the fourth quarter.

Q4 2023
Revenue	$102M - $106M
Operating expenses	$77M - $79M
Net income[1]	$18M - $21M
Adjusted EBITDA[2]	$49M - $52M
Diluted earnings per share1(a)	$0.70 - $0.80
Non-GAAP diluted earnings per share3(a)	$1.17 - $1.29
(a) Based on 26.5M weighted-average diluted shares as of October 31, 2023 and does not factor in any additional repurchases that may occur during the remainder of fourth quarter 2023.
Conference Call Information
InterDigital will host a conference call on Thursday, November 2, 2023 at 10:00 a.m. ET to discuss its third quarter 2023 financial performance and other company matters.
For a live Internet webcast of the conference call, visit www.interdigital.com and click on the “Webcast” link on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, visit www.interdigital.com and click on the “Dial In Registration” link on the Investors page. Registration is necessary to obtain a dial in phone number and PIN to join.
An Internet replay of the conference call will be available on InterDigital’s website under Events in the Investors section. The replay will be available for one year.
About InterDigital®
InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading technology companies. Founded in 1972, InterDigital is listed on Nasdaq.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
For additional financial measures, refer to our third quarter 2023 Form 10-Q and the financial metrics tracker, which are available on the Investor Relations section of our website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional or related legal proceedings, including appeals, changes in the schedules or costs associated with such proceedings or adverse rulings; (iii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iv) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (v) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with our roadmap; (vi) our ability to commercialize our technologies and enter into customer agreements; (vii) the failure of the markets for our current or new technologies to materialize to the extent or at the rate that we expect; (viii) our continued ability to develop new technologies and secure new patents, including the risk of unexpected delays or difficulties related to the development of our technologies; (ix) risks associated with our capital allocation strategies, including risks associated with our planned dividend payments and share repurchases; (x) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (xi) risks related to the potential impact of new accounting standards on our financial position, results of operations or cash flows; (xii) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (xiii) the timing and impact of potential administrative and legislative matters; (xiv) changes or inaccuracies in market projections; (xv) our ability to obtain liquidity though debt and equity financings; (xvi) the potential effects that macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xvii) impacts from acts of terrorism, war or political or civil unrest, or any responses thereto, in the United States or elsewhere; (xviii) changes in our business strategy; (xix) changes or inaccuracies in our expectations with respect to royalty payments by our customers and (xx) risks related to our assumptions and application of relevant accounting standards, including with respect to revenue recognition.
We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes
1    Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated. Net income margin is net income attributable to InterDigital, Inc. over total revenues.
2    Adjusted EBITDA and Adjusted EBITDA margin are supplemental non-GAAP financial measures that InterDigital believes provide investors with important insight into the Company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items include restructuring costs, impairment charges and other non-recurring items. Adjusted EBITDA margin is Adjusted EBITDA over total revenues. These non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A detailed reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided below.
3    Non-GAAP net income, Non-GAAP diluted earnings per share, and Non-GAAP weighted-average diluted shares are supplemental non-GAAP financial measures that InterDigital believes provides investors with important insight into the Company's ongoing business performance. InterDigital defines Non-GAAP net income as net income attributable to InterDigital, Inc. plus share-based compensation, acquisition related amortization, depreciation and amortization, restructuring costs, impairment charges and one-time adjustments, losses on extinguishments of long-term debt, the related income tax effect of the preceding items, and adjustments to income taxes. Non-GAAP diluted earnings per share is defined as Non-GAAP net income divided by Non-GAAP weighted average number of common shares outstanding–diluted, which adjusts the weighted average number of common shares outstanding for the dilutive effect of the Convertible Notes, offset by our hedging arrangements. InterDigital’s computation of these non-GAAP financial measures might not be comparable to similarly named measures reported by other companies. The presentation of these financial measures, which are not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of each of these metrics to its most directly comparable GAAP financial measure is provided below.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUES:
Smartphone	$104,308	$87,579	$379,155	$264,427
CE, IoT/Auto	35,357	27,185	63,852	75,401
Other	441	—	1,063	911
Total revenues	140,106	114,764	444,070	340,739

OPERATING EXPENSES:
Research and portfolio development	50,253	50,116	149,560	139,470
Licensing	21,522	18,393	59,534	51,249
General and administrative	14,678	14,418	38,686	34,818
Restructuring activities	—	—	—	3,280
Total Operating expenses	86,453	82,927	247,780	228,817

Income from operations	53,653	31,837	196,290	111,922

INTEREST EXPENSE	(12,683)	(7,659)	(36,911)	(19,446)
OTHER INCOME (EXPENSE), NET	14,725	912	42,303	(15,109)
Income before income taxes	55,695	25,090	201,682	77,367
INCOME TAX PROVISION	(8,541)	(3,323)	(29,715)	(17,312)
NET INCOME	$47,154	$21,767	$171,967	$60,055
Net loss attributable to noncontrolling interest	(787)	(455)	(3,016)	(1,230)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$47,941	$22,222	$174,983	$61,285
NET INCOME PER COMMON SHARE — BASIC	$1.82	$0.75	$6.42	$2.03
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	26,285	29,659	27,259	30,255
NET INCOME PER COMMON SHARE — DILUTED	$1.72	$0.74	$6.19	$2.00
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	27,812	29,940	28,261	30,638
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.40	$0.35	$1.10	$1.05

ADDITIONAL INFORMATION:
Recurring Revenues	$104,476	$101,046	$305,122	$300,274
Catch-up Revenues	35,630	13,718	138,948	40,465
Total revenues	$140,106	$114,764	$444,070	$340,739

SUMMARY CONSOLIDATED CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$47,154	$21,767	$171,967	$60,055
Non-cash adjustments	99,994	302,585	67,711	249,805
Working capital changes	163,462	(343,081)	(2,360)	(380,329)
Net cash provided by (used in) operating activities	310,610	(18,729)	237,318	(70,469)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net sales (purchases) of short-term investments	2,322	(256,860)	(43,706)	(92,060)
Capitalized patent costs and purchases of property and equipment	(9,642)	(9,054)	(31,159)	(31,139)
Long-term investments	567	—	567	—
Net cash used in investing activities	(6,753)	(265,914)	(74,298)	(123,199)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from debt refinancing	—	(796)	(100)	139,193
Repurchase of common stock	(56,858)	—	(302,728)	(74,445)
Dividends paid	(9,273)	(10,380)	(29,106)	(31,924)
Other	(2,886)	(388)	(8,535)	(3,395)
Net cash (used in) provided by financing activities	(69,017)	(11,564)	(340,469)	29,429
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	234,840	(296,207)	(177,449)	(164,239)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	290,872	845,192	703,161	713,224
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$525,712	$548,985	$525,712	$548,985

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	SEPTEMBER 30, 2023	DECEMBER 31, 2022
ASSETS
Cash, cash equivalents and short-term investments	$1,083,919	$1,201,777
Accounts receivable	69,572	53,182
Prepaid and other current assets	104,198	89,716
Property & equipment and patents, net	339,254	365,337
Other long-term assets, net	229,538	190,093
TOTAL ASSETS	$1,826,481	$1,900,105
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$125,774	$—
Accounts payable, accrued liabilities, taxes payable & dividends payable	152,058	82,287
Current deferred revenue	167,615	189,059
Long-term deferred revenue	255,091	237,580
Long-term debt & other long-term liabilities	538,161	660,666
TOTAL LIABILITIES	1,238,699	1,169,592
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	583,430	724,895
Noncontrolling interest	4,352	5,618
TOTAL EQUITY	587,782	730,513
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,826,481	$1,900,105

RECONCILIATION OF NON-GAAP MEASURES

The table below presents a reconciliation of Adjusted EBITDA to Net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in thousands, except Q4 Outlook):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		Q4 Outlook (in millions)
	2023	2022	2023	2022	2023
Net income attributable to InterDigital, Inc.	$47,941	$22,222	$174,983	$61,285	$18 - $21
Net loss attributable to non-controlling interest	(787)	(455)	(3,016)	(1,230)	—
Income tax provision	8,541	3,323	29,715	17,312	4
Other income (expense), net & interest expense	(2,042)	6,747	(5,392)	34,555	1
Depreciation and amortization	19,527	18,713	58,698	59,149	19
Share-based compensation	10,335	5,846	26,865	15,209	7
Other items (a)	—	—	10,037	3,280	—
Adjusted EBITDA [2]	$83,515	$56,396	$291,890	$189,560	$49 - $52
(a)    Other items in the above table includes $7.5 million of one-time charges for net litigation fee reimbursement and a $2.5 million one-time impairment on our patents held for sale during the nine months ended September 30, 2023 and $3.3 million of restructuring costs during the nine months ended September 30, 2022.
The table below presents a reconciliation of Non-GAAP net income to Net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in thousands, except Q4 Outlook):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		Q4 Outlook (in millions)
	2023	2022	2023	2022	2023
Net income attributable to InterDigital, Inc.	$47,941	$22,222	$174,983	$61,285	$18 - $21
Share-based compensation	10,335	5,846	26,865	15,209	7
Acquisition related amortization	10,262	10,812	30,792	31,718	10
Other operating items (a)	—	—	10,037	3,280	—
Other non-operating items (b)	(6,112)	—	(9,370)	9,590	—
Related income tax and noncontrolling interest effect of above items	(3,042)	(3,498)	(13,498)	(12,557)	(4)
Adjustments to income taxes	(1,706)	30	(2,884)	(2,283)	—
Non-GAAP net income [3]	$57,678	$35,412	$216,925	$106,242	$31 - $34

Weighted average dilutive shares - GAAP	27,812	29,940	28,261	30,638	26.5
Less: Dilutive impact of the Convertible Notes	743	—	333	—	0.1
Weighted average dilutive shares - Non-GAAP [3]	27,069	29,940	27,928	30,638	26.4

Non-GAAP net income per diluted share [3]	$2.13	$1.18	$7.77	$3.47	$1.17 - $1.29
(a)    Other items in the above table includes $7.5 million of one-time charges for net litigation fee reimbursement and a $2.5 million one-time impairment on our patents held for sale during the nine months ended September 30, 2023 and $3.3 million of restructuring costs during the nine months ended September 30, 2022.
(b)    Other non-operating items includes $6.1 million and $9.4 million of gains from fair value changes of our long-term strategic investments during the three and nine months ended September 30, 2023, respectively. Other non-operating items for the nine months ended September 30, 2022 includes a $11.2 million loss on extinguishment of long-term debt, partially offset by a $1.6 million gain from fair value changes of our long-term strategic investments.

CONTACT:	InterDigital, Inc.
Email: investor.relations@interdigital.com
+1 (302) 300-1857